UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 16, 2023
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Better Choice Company Inc.
(Exact name of Registrant as Specified in its Charter)
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Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 Race Track Road
Tampa, Florida 33626
(Address of Principal Executive Offices) (Zip Code)
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(Registrant's Telephone Number, Including Area Code): (212) 896-1254
N/A
(Former name or former address, if changed since last report.)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	BTTR	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Departure of Mr. Conacher as Interim Chief Executive Officer
On May 11, 2023, Better Choice Company Inc. (the “Company”) announced that Lionel F. Conacher, age 60, will resign from his role as Interim Chief Executive Officer of the Company, effective May 22, 2023 (the “Separation Date”). Mr. Conacher will still continue to serve on the Board as a Director.

Appointment of Chief Executive Officer
On May 11, 2023, the Company announced that Kent Cunningham, age 52, was appointed as Chief Executive Officer of the Company, effective May 22, 2023. Prior to joining the Company, Mr. Cunningham was a Principal with Catapult Consulting where he provided management and M&A advisory consulting services from February 2022 to May 2023. Prior to consulting, Mr. Cunningham served as the Chief Executive Officer of 1440 Foods, a sports and active nutrition company, between August 2021 and January 2022. Prior to 1440 Foods, he was a General Manager at The Bountiful Company, an American dietary supplements company, from May 2019 to August 2021. Prior to The Bountiful Company, Mr. Cunningham was Chief Marketing Officer for Whole Earth Brands, a global food company providing plant-based sweeteners and flavor enhancers, between April 2018 and May 2019. From 2013 to April 2018, Mr. Cunningham held various marketing positions at Glanbia Performance Nutrition, a global nutrition company. From 2006 to 2013, Mr. Cunningham held various Marketing positions at MARS Petcare, owner of several health and nutrition pet food brands.

Mr. Cunningham is a passionate brand builder and business leader with over 25 years of CPG and Health & Wellness marketing and sales experience across a range of corporate environments and categories including accelerating growth within multinationals, brand turnarounds and high value exits in the private equity business for the likes of KKR & Co. Inc. Mr. Cunningham holds an MBA in Marketing from Vanderbilt University and a BA in Communications from the University of Michigan.

There are no other arrangements or understandings between Mr. Cunningham and any other persons, other than the Employment Agreement (as defined and described below), pursuant to which he was appointed to the office described above and no family relationship among any of the Company’s directors or executive officers and Mr. Cunningham. Mr. Cunningham does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with the Chief Executive Officer
The Company and Mr. Cunningham entered into an Employment Agreement dated as of May 22, 2023 (the “Employment Agreement”) in connection with Mr. Cunningham’s appointment as Chief Executive Officer of the Company as of May 22, 2023. Pursuant to the Employment Agreement, Mr. Cunningham’s compensation will be an initial annual base salary of $350,000 and an annual discretionary performance bonus target of 50% of base salary, payable 50% in cash and 50% in shares of common stock of the Company.

Pursuant to the Employment Agreement, Mr. Cunningham will be entitled to six weeks’ paid vacation and will be eligible to participate in certain employee benefit plans offered by the Company. Further, Mr. Cunningham will receive an initial grant of 1,000,000 Restricted Stock Units of Common Stock (“RSUs”), subject to Board approval. The RSUs will vest over a period of three years subject to continued employment with the Company as follows: (a) 33.3% of the options will on the first anniversary of the date of the grant date provided the stock price is at least one dollar ($1.00); (b) an additional 33.3% of such RSUs shall vest on the second anniversary of the grant date provided the stock price is at least two dollars ($2.00); and (c) the remaining 33.4% of the RSUs shall vest on the third anniversary of the grant date provided that the stock price on such date is at least two dollars and fifty cents ($2.50). In the event the Executive does not meet the time-based and performance-based vesting requirements, the applicable portion of the RSUs that were due to vest shall be forfeited. Should the Executive's employment be terminated, in any way or for any reason, prior to any of the aforementioned anniversary dates, the RSUs shall vest in proportion to the time remaining to the next anniversary date.

The foregoing is a summary of the material terms of the Employment Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to Mr. Cunningham’s Employment Agreement relating to employment, which is filed as Exhibit 10.2.

Item 9.01    Exhibits
(d) Exhibits.

Exhibits	Description
10.2	Employment Agreement, dated as of May 22, 2023, by and between Kent Cunningham and Better Choice Company, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

	By:	/s/ Carolina Martinez
	Name:	Carolina Martinez
	Title:	Interim Chief Financial Officer

May 16, 2023
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